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                                                                      EXHIBIT 23


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the registration statements of Energen Corporation on Form S-3 (File No. 333-00395), Form S-3 (File No. 333-43245) and Forms S-8 (File No. 33-27869, File No. 33-46641, File
No. 33-48504, File No. 33-48505, File No. 33-26111, and File No. 33-45107) of
our report dated October 27, 1999 relating to the consolidated financial statements, which appear in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated October 27, 1999 relating to the financial statement schedule of Energen Corporation, which appears in this Annual Report on Form 10-K.




PricewaterhouseCoopers LLP
Birmingham, Alabama
December 17, 1999